EXHIBIT 3(a)
                                                                    ------------



                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                               INSILCO CORPORATION



It is hereby certified that:


1. The name of the corporation (hereinafter called the "corporation" is Insilco Corporation.

2. The Certificate of Incorporation of the corporation is hereby amended by deleting therefrom in its entirety Article FIRST as presently in effect and by substituting in lieu thereof a new Article FIRST to be read as follows:

              "FIRST: The name of the corporation (hereinafter called the "corporation" is Insilco Technologies, Inc."

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance wit the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective time of the amendment herein certified shall be August 25, 2000.



                                                     By: /S/ MICHAEL R. ELIA
                                                         -------------------
                                                     Name: Michael R. Elia
                                                     Title: Secretary